Exhibit 10(g)

CONFIDENTIALITY AND SEVERANCE AGREEMENT
BETWEEN
PEOPLES ENERGY CORPORATION
AND
JAMES T. HINCHLIFF

THIS AGREEMENT, effective as of August 6, 2003, by and between Peoples Energy Corporation, an Illinois corporation and James T. Hinchliff (the "Executive").

WITNESSETH

WHEREAS, the Company and Executive desire to set forth the terms and conditions of Executive's severance of employment with the Company.

NOW THEREFORE, it is hereby agreed by and between the parties as follows:

  Definitions.

  "Affiliate" shall mean any entity controlled by or under common control of PEC and other entities controlled by such subsidiaries.

  "Agreement" shall mean this Confidentiality and Severance Agreement.

  "Change of Office Date" shall mean August 15, 2003.

  "Company" shall mean Peoples Energy Corporation and include any Affiliate and successor or successors to Peoples Energy Corporation.

  "Confidential Information" shall have the meaning set forth in Paragraph 11 of this Agreement.

  "Effective Date" shall mean August 6, 2003.

  "Unvested Options" shall mean Options previously awarded to the Executive under the PEC LTIC that will not be vested until after September 30, 2003.

  "Unvested Restricted Stock" shall mean Restricted Stock previously awarded to the Executive under the PEC LTIC that will not be vested until after September 30, 2003.

  "PEC" Shall mean Peoples Energy Corporation, an Illinois corporation.

  "PEC LTIC" shall mean the Peoples Energy Corporation Long Term Incentive Compensation Plan as in effect on the Effective Date, as amended from time to time.

  "PEC Retirement Plan" shall mean the Peoples Energy Corporation Retirement Plan as in effect on the Effective Date, as amended from time to time.

  "PEC SRB" shall mean the Peoples Energy Corporation Supplemental Retirement Benefit Plan as in effect on the Effective Date, as amended from time to time.

  "PEC STIC" shall mean the Peoples Energy Corporation Short Term Incentive Compensation Plan as in effect on the Effective Date, as amended from time to time.

  "Plan Year" shall mean the Plan Year as defined under the PEC STIC.

  "QSERP" shall mean provisions of the PEC Retirement plan whereby some or all of the Executive's pension benefits that would otherwise be paid out of the PES SRB due to the payment limitations of the Code are paid out of the PEC Retirement Plan.

  "Resignation Date" shall mean September 30, 2003.

  Employment.

  a. Executive shall resign his position as General Counsel of PEC, and as Senior Vice President and General Counsel and a director of each Affiliate, effective as of August 15, 2003.

  b. Executive shall continue employment with PEC subsequent to the Change of Office Date as an elected officer with the title Senior Vice President of PEC until the Resignation Date.

  c. Executive shall continue to be paid his monthly base salary of Twenty-Seven Thousand Two Hundred Fifty Dollars ($27,250) until the Resignation Date.

  d. Executive shall continue to receive, during his employment, the same perquisites that were available to Executive as an elected officer during the 12-month fiscal year ended September 30, 2003; provided, however, Executive shall not receive any award under the PEC STIC for the 2004 Plan Year or any awards under the PEC LTIC subsequent to the Effective Date, or under any bonus or compensation plan adopted by the Company subsequent to the Effective Date.

  e. Executive shall be included in the QSERP.

  Resignation and Retirement.

  Executive shall resign his position as Senior Vice President of PEC as of the close of business September 30, 2003 and retire under the PEC Retirement Plan commencing on October 1, 2003.

  Severance Benefit.

  a. The Company shall pay to the Executive (or if the Executive has died before receiving all payments to which he has become entitled hereunder, to the beneficiary or the estate of the Executive as described in paragraph 13) severance pay in a lump sum cash amount on February 1, 2004 equal to Six Hundred Thirteen Thousand One Hundred Twenty-Five Dollars ($613,125).

  b. Executive shall not receive any awards under the PEC LTIC subsequent to the Effective Date. All of Executive's Unvested Options and Unvested Restricted Stock shall be vested as of the Resignation Date. The restricted stock vested pursuant to this paragraph 4b. shall be delivered to Executive in the usual manner and time as vested restricted stock under the PEC LTIC is delivered to other participants in the PEC LTIC. The term of the Options vested pursuant to this paragraph 4b shall expire three (3) years after the Resignation Date

  c. Executive shall receive an amount under the PEC STIC for the 2003 Plan Year determined as if he were Senior Vice President and General Counsel for the entire 2003 Plan Year.

  Tax Withholding.

  The Company may withhold from any payments made under this Agreement all federal, state or other taxes, including excise taxes as shall be required pursuant to any law or governmental regulation or ruling.

  Consulting Services Agreement.

  PEC and the Executive agree to enter into a Consulting Services Agreement substantially in the form attached hereto as Attachment A.

  Waiver and Releases.

  a. In consideration of the covenants under this Agreement, including, but not limited to, paragraph 2, 4 and 6, except with respect to Executive's rights under the Illinois Workers' Compensation Act, the Executive hereby waives, releases and forever discharges PEC (including its current and former Affiliated companies, and their current and former officers, directors, employees and agents) from all claims which he may have against PEC (including its current and former Affiliated companies, and their current and former officers, directors, employees and agents of the Company and the Company's benefit plans and fiduciaries thereof) arising out of or related to his employment with the Company or termination of such employment, including, but not limited to claims under the Americans With Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Illinois Human Rights Act, the Employee Retirement Income Security Act, or any other federal, state or local statute, regulation, ordinance, or doctrine of common law.

  b. The waiver release and discharge set forth in paragraph 7a. shall not include any of Executive's rights and claims with respect to the following:

  (i) Executive's benefits as a retiree under the Company's health care benefit programs, insurance programs, and PEC Retirement Plan and the protections afforded Executive's benefits thereunder by the Employee Retirement Income Security Act of 1974, as amended;

  (ii) Executive's benefits accrued under the PEC SRB and the PEC Executive Deferred Compensation Plan, as of the Resignation Date; and

  (iii) Executive's Indemnification rights under the Company's Articles of Incorporation and By-Laws, as in effect on the Resignation Date.

  c. In consideration of the covenants under this Agreement, including, but not limited to, paragraph 2, 4 and 6, as a condition precedent to receiving any payments under this Agreement, the Executive agrees to execute as of the Effective Date, a release in the form of Attachment B attached to this Agreement and by this reference made a part hereof.

  Termination of Severance Agreement dated December 4, 1996.

  The Severance Agreement between PEC and Executive, dated December 4, 1996 is hereby terminated and of no further force and effect as of the Effective Date.

  Entire Understanding.

  This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any prior employment or severance agreement between the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of any kind elsewhere provided and not expressly provided for in this Agreement.

  Severability.

  If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

  Confidential Information.

  a. Executive understands and acknowledges that, by virtue of his position with the Company and his employment under this Agreement, he has had and will have access to confidential information belonging to the Company and/or its Affiliates, the disclosure or use of which may damage the Company or the Affiliates. "Confidential Information" includes, but is not limited to, information regarding the Company and its Affiliates' hydrocarbon interests and prospects, computer programs; unpatented inventions, discoveries or improvements; marketing, manufacturing, or organizational research and development, or business plans; sales forecasts; personnel information, including with respect to the employees of the Company and its Affiliates, their competence, abilities, and compensation; pricing and financial information; current and perspective customer lists and information on customers or their employees; information concerning any planned or pending acquisition or divestiture, regardless of whether such planned or pending acquisition or divestiture is effectuated or was planned on or prior to the date of this Agreement; and information concerning purchases of major equipment or property. "Confidential Information" does not include information which is in or hereafter enters the public domain through no fault of Executive, or is obtained by Executive from a third party having the legal right to use and disclose the same. Executive agrees that all Confidential Information is and shall remain the sole property of the Company and its Affiliates, and he agrees to maintain the Confidential Information in strict confidence for a period of two (2) years after his employment.

  b. This Paragraph 11 shall not prevent Executive from using general skills and experience developed in positions with the Company, or from accepting a position of employment with another company, firm, or other organization, provided that such position does not require the divulgence or use of the Confidential Information.

  c. Executive acknowledges that his failure to comply with the terms of this Paragraph 11 will cause irreparable damage to the Company and/or its Affiliates. Therefore, he agrees that, in addition to any other remedies at law or in equity available to the Company or the Affiliates for his breach or threatened breach of this Paragraph 11, the Company or any of its Affiliates are entitled to injunctive relief against him to prevent such damage or breach. If any restriction in this Paragraph 11 is found to be too broad to permit enforcement to its full extent, such restriction shall be enforced to the maximum extent permitted by law, and Executive agrees that such restriction may be judicially modified to permit such maximum enforcement.

  Binding Agreement.

  This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors and assigns.

  No Attachment.

  Except as required by law and as expressly provided in this Paragraph 13, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect. Notwithstanding the preceding sentence, the Executive may, by giving notice to the Company during the Executive's lifetime, designate a beneficiary or beneficiaries to whom the severance benefits described in Paragraph 4 shall be transferred in the event of the Executive's death. Any such designation may be revoked or changed by the Executive at any time and from time to time by similar notice. If there is no such designated beneficiary living upon the death of the Executive or if all such designated beneficiaries die prior to the receipt by the Executive of the referenced severance benefits, such severance benefits shall be transferred to the Executive's surviving spouse or, if none, then such severance benefits will be transferred to the estate or personal representative of the Executive. If the Company, after reasonable inquiry, is unable to determine within twelve months after the Executive's death whether any designated beneficiary of the Executive did in fact survive the Executive, such beneficiary shall be conclusively presumed to have died prior to the Executive's death.

  Modification and Waiver.

  This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

  Headings of No Effect.

  The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

  Governing Law.

  This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Executive has signed this Agreement, all effective as of the Effective Date.
By: /s/ James T. Hinchliff
James T. Hinchliff

PEOPLES ENERGY CORPORATION

By: /s/ T. M. Patrick
Thomas M. Patrick

ATTACHMENT A TO
CONFIDENTIALITY AND SEVERANCE AGREEMENT
BETWEEN
JAMES T. HINCHLIFF
AND PEOPLES ENERGY CORPORATION

THIS CONSULTING SERVICES AGREEMENT ("Agreement") is made as of October 1, 2003 ("Effective Date") by and between PEOPLES ENERGY CORPORATION, an Illinois corporation ("Peoples Energy") and James T. Hinchliff, an individual ("Consultant") under the following circumstances.

Peoples Energy is willing to engage Consultant to provide advice and perform other consulting services regarding Peoples Energy's business matters ("Services") and Consultant is willing to perform the Services as requested by Peoples, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Services.

1.1 Consultant shall perform the Services for Peoples Energy, as Peoples Energy may, from time to time, request. The Services shall be provided at Peoples Energy's offices or by the telephone, computer or other means of communication, as agreed to by Peoples Energy and Consultant.

1.2 Consultant shall perform all Services under this Agreement in a diligent, timely, efficient and professional manner in accordance with the requirements of this Agreement.

1.3 Consultant agrees that time is of the essence in performing the Services.

2. No Conflicts. In the performance of Services hereunder, Consultant will act solely in the best interests of Peoples Energy and no other party, and will not knowingly compromise or jeopardize the interests of Peoples Energy. In the event any matter or circumstance comes to Consultant's attention which would in any way interfere or potentially interfere with Consultant's obligations hereunder, Consultant will disclose promptly and fully such matter or circumstance to Peoples Energy.

3. Charges for Services. Subject to the terms of this Agreement, Peoples Energy shall pay Consultant, as full compensation for the Services rendered, an hourly rate of One Hundred Fifty Dollars ($150) for each hour that Consultant performs services hereunder. Peoples Energy shall reimburse Consultant for reasonable out-of-pocket expenses incurred in performing the Services.

4. Terms of Payment. Payment shall be made by Peoples Energy to Consultant by check or wire transfer, on or about 30 days after the receipt by Peoples Energy of Consultant's invoice, provided such invoice is reasonably acceptable to Peoples Energy in form and detail.

5. Term. This Agreement shall remain in full force and effect, commencing as of the Effective Date, until December 31, 2004.

6. Rights in Property.

6.1 All work, material, and documentation developed by Consultant under this Agreement are the sole and exclusive property of Peoples Energy. Upon completion of the Services or other termination of this Agreement, Consultant shall deliver to Peoples Energy all copies of any and all work, material, documentation, and other products developed hereunder.

6.2 Consultant's obligations under this Section 6 shall survive any termination or expiration of this Agreement.

7. Publicity. Without the prior consent of Peoples Energy, which consent may be denied or unreasonably delayed at Peoples Energy's sole discretion, Consultant shall not use the name or logo of Peoples Energy, or those of any of its affiliates, for advertising or promotional purposes (including, but not limited to, advertisements, listings of clients or press releases) nor shall Consultant grant press interviews, disseminate any information of a promotional nature or publish or provide for the publication of any information (including photographs) regarding this Agreement or the Services.

8. Confidentiality. Consultant acknowledges and agrees that in connection with the performance of the Services hereunder, it may be necessary for Peoples Energy to disclose to Consultant certain proprietary or confidential information including, without limitation Peoples Energy's computer files ("Confidential Information"). In any event, Consultant shall hold in strictest confidence any Confidential Information to which it may have access hereunder. Consultant further agrees not to make use of such Confidential Information other than for performance under this Agreement. Confidential Information shall include information of Peoples Energy or its affiliates, their employees or either of their customers, which is not generally known, including but not limited to their: sales techniques; cost and pricing policies; contracts; financial information; administrative procedures; research; trade secrets; marketing, production and distribution information; and business opportunities that may be developed or obtained. However, Consultant shall not be required to keep confidential any data or information which is or becomes publicly available without fault on the part of Consultant; is independently developed outside the scope of this Agreement; or is rightfully obtained from third parties. Consultant's obligations under this Section shall survive termination of this Agreement.

9. Compliance with Applicable Laws.

9.1 Consultant shall at all times perform the Services in full compliance with all applicable local, state and federal laws, ordinances, rules, regulation and administrative orders (collectively, "Laws").

9.2 If any of the Services performed or the materials or supplies (if any) delivered by Consultant hereunder are interpreted as being utilized in rendering or furnishing gas service to agencies of the United State of America, Consultant agrees that the Comptroller General of the United States of America, or any duly authorized representative thereof, shall have access to and the right to examine any relevant books, documents, papers and records of Consultant involving the transactions related to this Agreement until the expiration of three years after final payment under this Agreement. Consultant's obligations under this Section 9 shall survive termination of this Agreement.

9.3 In the event any of Consultant's agents or representatives enter or come onto Peoples Energy's premises, Consultant shall cause such agents and representatives to obey all of Peoples Energy's rules for the safe, orderly and efficient conduct of operations, including its rules with respect to fire protection, security, safety and the possession or consumption of alcohol, tobacco products, or controlled substances.

10. Independent Contractor. Consultant shall be and act at all times as an independent contractor hereunder, and neither Consultant nor any of its agents shall be deemed to be partners, joint venturers, agents or employees of Peoples Energy for any purpose whatsoever. Consultant shall be responsible for all payroll taxes levied or in any way attributable to Consultant.

11. Termination for Default. This agreement may be terminated:

(A) By Consultant, upon fifteen (15) days prior written notice in the event any amount owed by Peoples Energy hereunder and not being disputed in good faith is more than sixty (60) days past due;

(B) By Consultant, upon thirty (30) days prior written notice, in the event Peoples Energy fails to perform any of its obligations under this Agreement other than the payment of money and such failure is not cured within said thirty (30) days; or

(C) Immediately, by either party, upon written notice to the other, in the event such other party files a voluntary petition in bankruptcy or reorganization or fails to have such a petition filed against it dismissed within sixty (60) days or admits in writing its insolvency or inability to pay its liabilities as they come due, or assigns its assets for the benefit of creditors, or suffers a receiver to be appointed for its assets or suspends its business.

The occurrence of any of the above events, regardless of whether or not such notice is given, shall be deemed a "Default" under this Agreement. Termination is not an election of remedies and shall not limit or restrict the exercise of any other rights or remedies which a party may have against the other under this Agreement, or at law or in equity, for the other's failure to perform its obligations under this Agreement.

12. Representations and Warranties.

12.1 Consultant. Consultant hereby represents and warrants to Peoples Energy that he has full power and authority to enter into and perform this Agreement.

12.2 Peoples Energy. Peoples Energy represents that is has full power and authority to enter into and perform this Agreement. Peoples Energy further represents that the execution, delivery and performance by Peoples Energy of this Agreement have been authorized by all necessary corporate actions of Peoples Energy and that this Agreement constitutes the legal, valid and binding obligations of Peoples Energy, is fully enforceable against Peoples Energy in accordance with the terms hereof except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally or by general principals of equity (whether considered in a proceeding at law or in equity), will not violate any judgment, law or regulation or agreement binding on or affecting Peoples Energy and will not cause or constitute a default under any existing lien, charge, encumbrance or security interest upon any assets of Peoples Energy.

13. Assignment; Subcontracting. The interests, rights, powers, duties and liabilities of the parties hereto shall be binding upon, and shall enure to the benefit of, the respective successors and assigns of the parties. Notwithstanding the foregoing, Consultant shall not assign or transfer its interest in this Agreement or assign or transfer any right it may have under the same, or any part thereof, or subcontract to others the Services or any part thereof, unless the written consent of Peoples Energy to such assignment, transfer or subcontract is first procured, which consent may be delayed or withheld in Peoples Energy's sole discretion. Any assignment, transfer or subcontract made in violation of the foregoing shall be void and of no effect. Any such subcontract shall provide that it is subject to the provisions of this Agreement and shall provide that Consultant has all the rights and remedies against the subcontractor that Peoples Energy has against Consultant under this Agreement and shall expressly incorporate all such provisions as far as the same are applicable, and no such subcontract shall be valid without the consent of Peoples Energy endorsed thereon. Consultant agrees that it is as fully responsible to Peoples Energy for the acts and omissions of its subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by Consultant. Nothing contained in this Agreement shall create any contractual relationship between any subcontractor and Peoples Energy or create any obligation on the part of Peoples Energy to pay or to see to the payment of any sum to any subcontractor.

14. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given when personally delivered or four (4) business days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or one (1) business day after being sent by Federal Express or other recognized courier guaranteeing overnight delivery, postage prepaid, to the parties at the following respective addresses, or at such other address as a respective party may designate from time to time pursuant to a notice duly given hereunder to the other party:

A. If to Peoples Energy:
Peoples Energy Corporation
130 East Randolph Drive, 22nd Floor
Chicago, Illinois 60601
Attention: K. Donofrio

B. If to Consultant:
James Hinchliff
2626 Lakeview #3108
Chicago, IL 60614

15. Severability. If any section, subsection, term or provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of such section, subsection, term or provision and the application of the same to parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

16. Entire Agreement; Waiver. This Agreement, including the attachment, represents the complete and exclusive statement of the agreement between the parties, which supersedes all prior proposals, oral or written, and all other prior communications between the parties relating to the subject matter of this Agreement. Amendments, modifications and waivers to this Agreement shall be made only by written instrument signed by both parties. Any waiver by a party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, whether such breach is of the same or a different nature as the prior breach.

17. Certain Construction Rules. Section headings and titles used in this Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope of intent of any provisions of this Agreement. This agreement may be executed in several counterparts or duplicates, each of which shall be an original and all of which shall constitute one and the same instrument.

18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without regard to any law of conflicts that may direct the application of the laws of another jurisdiction. The parties irrevocably submit themselves to the jurisdiction of the state and federal courts sitting in Chicago, Illinois with regard to any controversy in any way relating to the execution, delivery or performance of this Agreement. The parties further agree that all actions founded upon such controversies shall be brought exclusively in such courts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first written above.

Consultant	PEOPLES ENERGY CORPORATION

By: __________________________	By: _____________________________
Name: James T. Hinchliff	Katherine A. Donofrio
Senior Vice President

ATTACHMENT B
TO CONFIDENTIALITY AND SEVERANCE AGREEMENT
BETWEEN PEOPLES ENERGY CORPORATION AND
EXECUTIVE

RELEASE AGREEMENT

This Release Agreement is entered into on the ____ day of August, between James T. Hinchliff, ("Executive") and Peoples Energy Corporation ("Company") on behalf of Peoples Energy Corporation and any Affiliate and successor or successors to Peoples Energy Corporation.

  In consideration of the benefits to be paid and provided to the Executive under that certain Confidentiality and Severance Agreement between Peoples Energy Corporation ("PEC") and the Executive, dated as of __________, 2003 ("Confidentiality and Severance Agreement"), except with respect to Executive's rights under the Illinois Workers' Compensation Act, Executive waives, releases and forever discharges PEC (including its current and former Affiliated companies, and their current and former officers, directors, employees and agents) from all claims which he may have against PEC (including its current and former Affiliated companies, and their current and former officers, directors, employees and agents of the Company and the Company's benefit plans and fiduciaries thereof) arising out of or related to his employment with the Company or termination of such employment, including, but not limited to claims under the Americans With Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Illinois Human Rights Act, the Employee Retirement Income Security Act, or any other federal, state or local statute, regulation, ordinance, or doctrine of common law.

  This Release Agreement does not include any of Executive's rights and claims with respect to the following:

  (i) Executive's benefits as a retiree under the Company's health care benefit programs, insurance programs, and PEC Retirement Plan and the protections afforded Executive's benefits thereunder by the Employee Retirement Income Security Act of 1974, as amended;

  (ii) Executive's benefits accrued under the PEC SRB and the PEC Executive Deferred Compensation Plan, as of the Resignation Date; and

  (iii) Executive's Indemnification rights under the Company's Articles of Incorporation and By-Laws, as in effect on the Resignation Date.

  The Executive acknowledges that, prior to his execution of this Release Agreement, he was encouraged to review it with counsel or anyone else of his choosing. Executive states that he understands its meaning and that he knowingly, freely and voluntarily executes it.

  Except as otherwise expressly defined in this Release Agreement, all capitalized terms which appear in this Release Agreement shall have the meanings ascribed to them in the Confidentiality and Severance Agreement.

  The Executive agrees that any changes made to the Confidentiality and Severance Agreement, whether or not material, will not extend the forty-five day period for accepting the offer in the Confidentiality and Severance Agreement and this Release Agreement.

The Company encourages the Executive to consult with an attorney regarding this Release Agreement. Therefore, the offer contained in the Confidentiality and Severance Agreement will remain open for 45 days after the date it was first presented to the Executive. If after review, the Executive wishes to accept, he should sign the document and return it to the Secretary of Peoples Energy Corporation. This Release Agreement will not become effective until seven days thereafter, and if the Executive changes his mind within that period, he may revoke this Release Agreement by notifying the Secretary of Peoples Energy Corporation. The Executive understands and agrees that no benefits will be paid or provided to the Executive under the Confidentiality and Severance Agreement and the Consulting Services Agreement prior to both (1) the receipt by the Secretary of Peoples Energy Corporation of this Release Agreement executed by the Executive and (2) the expiration of the seven (7)-day revocation period.

PEOPLES ENERGY CORPORATION:
By: __________________________________	____________________________
Date

By: __________________________________	____________________________
Date